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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

           ACTIVE IQ COMPLETES THE SALE OF ITS ACCOUNTING SUBSIDIARIES

MINNEAPOLIS, MN, MAY 1, 2003 - Active IQ Technologies, Inc. (OTCBB: AIQT), today announced that it has completed the sale of the assets of its Red Wing Accounting Software Publisher subsidiary division to a group led by management of the division. The assets sold by Active IQ include the business operations of Red Wing Business Systems, Inc., FMS/Harvest and Champion Business Systems, Inc. All of the proceeds from the sale were used to discharge the remaining indebtedness of approximately $1.45 million incurred in the original purchase of these companies. The shareholders of Active IQ approved the sale at a special meeting on April 29, 2003.

With the completion of this sale, Active IQ has no operating business assets, no debt and net assets of approximately $500,000. The company is actively reviewing potential business opportunities for acquisition.

FORWARD LOOKING STATEMENTS.
Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties, without limitation, as detailed in Active IQ's filings with the Securities and Exchange Commission.

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CONTACT:
Mark Dacko
Chief Financial Officer
Active IQ Technologies, Inc.
952-345-6603
www.activeiq.com